                                                                   EXHIBIT 99.1

CONTACT:

Mr. Daniel G. Welch                       Mr. Chris A. Rallis
Chairman and Chief Executive Officer      President and Chief Operating Officer
Triangle Pharmaceuticals, Inc.            Triangle Pharmaceuticals, Inc.
(919) 493-5980                            (919) 493-5980
www.tripharm.com                          www.tripharm.com

FOR IMMEDIATE RELEASE:

            TRIANGLE PHARMACEUTICALS, INC. REPORTS FINANCIAL RESULTS
                             FOR SECOND QUARTER 2002

DURHAM, N.C., AUGUST 13, 2002 -- Triangle Pharmaceuticals, Inc. (Nasdaq:
VIRS) today reported financial results for the second quarter ended June 30, 2002.

For the quarter ended June 30, 2002, the Company reported a net loss of $14,934,000, or ($0.19) per share, compared to a net loss of $21,163,000, or ($0.45) per share in the second quarter of 2001. For the six months ended June 30, 2002, the Company reported a net loss of $16,720,000, or ($0.22) per share, compared to a net loss of $44,021,000, or ($0.99) per share for the same six-month period in 2001. Cash, cash equivalents and total investments were $82,190,000 on June 30, 2002, compared to $108,155,000 on December 31,
2001.

Revenues for the second quarter of 2002 were $1,035,000 compared to $1,744,000 for the second quarter of 2001, both periods reflecting collaborative revenue recognized under the Company's strategic alliance with Abbott Laboratories which was terminated on July 30, 2002. Total operating expenses were $16,529,000 for the second quarter of 2002 as compared to $23,907,000 for the second quarter of 2001.

For the six months ended June 30, 2002, the Company reported revenues of $2,070,000, and operating expenses of $30,004,000, yielding a net loss of $16,720,000, compared to revenue and operating expenses of $3,489,000 and $49,550,000, yielding a net loss of $44,021,000 for the six months ended June 30, 2001. The significant reduction in Triangle's 2002 net loss is primarily the result of significantly reduced operating expenses due to the August 2001 corporate restructuring, and the receipt of a $10,000,000 key-man insurance policy payment.

Daniel G. Welch, newly appointed Chairman and Chief Executive Officer of Triangle commented, "This is a very exciting time for Triangle. The position of the Company has significantly strengthened as a result of several important and recent developments:

- On July 30, we announced the early unblinding of Study FTC-301 in which Coviracil-Registered Trademark-, our lead compound, demonstrated a significant advantage over the comparator, Zerit-Registered Trademark- (stavudine);

- We made excellent progress during the quarter on the preparation of our regulatory submissions for Coviracil in HIV and plan to submit our NDA in September and make our European submission before the end of this year;

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      Triange Pharmaceuticals Reports Financial Results for Second Quarter 2002
                                                                August 13, 2002
                                                                         Page 2

- We successfully reacquired the rights to all of our compounds from Abbott Laboratories, a development that we view as strongly positive for our future."

Mr. Welch continued, "The Triangle management team is very enthusiastic about our recent progress and we will focus our time to capitalize on the opportunities presented by these positive developments and prepare Triangle for the commercialization of Coviracil."

Chris A. Rallis, President and Chief Operating Officer, commenting on the results said, "We are pleased that we have curtailed the Company's six-month operating expenses by 40% compared to the first two quarters of 2001, yet are steadily advancing the Company's development programs. The cost reduction efforts implemented in the third quarter of last year have helped us conserve cash and put Triangle in a much more favorable financial position to commercialize Coviracil." He added, "Although the increased expenses we expect to incur as a result of the termination of the strategic alliance with Abbott Laboratories will increase our cash usage projection for fiscal 2002 to approximately $64 million, the benefits of reacquiring all rights to our drug candidates, including all profits, have created an excellent opportunity for the Company and its shareholders."

A conference call to discuss the information contained in this press release will be held on Thursday, August 22, 2002 at 11:00 a.m. EDT. Interested parties in the U.S. may join the call toll free by dialing 1-877-679-9051. International callers may join the call by dialing 1-952-556-2804. The call will be Webcast on the Triangle Pharmaceuticals website at www.tripharm.com and archived for replay on our site for one week after the call.

Triangle Pharmaceuticals, Inc. is a specialty pharmaceutical company engaged in the development of new antiviral drug candidates, with a particular focus on therapies for the human immunodeficiency virus (HIV) and the hepatitis B virus. Triangle's proprietary drug candidates under development for HIV and/or hepatitis B include Coviracil-Registered Trademark- (emtricitabine), amdoxovir (formerly DAPD), and clevudine (formerly L-FMAU). Triangle is also developing immunotherapies for hepatitis B in collaboration with Dynavax Technologies Corporation (Dynavax) utilizing Dynavax' immunostimulatory sequence (ISS) technology. More information about Triangle's portfolio, management and product development strategy is available on Triangle's website.

STATEMENTS IN THIS PRESS RELEASE THAT ARE NOT HISTORICAL FACTS ARE FORWARD-LOOKING STATEMENTS AND ARE SUBJECT TO NUMEROUS RISKS AND UNCERTAINTIES, INCLUDING THE RISK THAT WE MAY NOT BE ABLE TO OBTAIN ADEQUATE FUNDING OR SUPPORT TO OPTIMALLY PROGRESS OUR DEVELOPMENT PROGRAMS OR THAT WE MAY NOT SUBMIT OUR COVIRACIL NDA AND OTHER SUBMISSION PACKAGES AS PLANNED. MOREOVER, FUTURE EVENTS OR CHANGES IN OUR DRUG DEVELOPMENT STRATEGIES MAY IMPACT THE TIMING AND DEGREE OF ACTUAL SPENDING. ADDITIONALLY, OTHER RISKS INCLUDE THE FACT THAT CLINICAL TRIALS FOR OUR DRUG CANDIDATES MAY NOT PROCEED AS PLANNED AND REGULATORY SUBMISSIONS FOR THOSE DRUG CANDIDATES MAY BE DELAYED, THE COMPANY MAY BE UNABLE TO SUCCESSFULLY COMPLETE PIVOTAL CLINICAL TRIALS OR ITS TRIALS COULD BE HALTED OR TERMINATED BY REGULATORY AUTHORITIES, ITS INABILITY TO COMMERCIALIZE AMDOXOVIR AND ISS-BASED THERAPIES DUE TO PATENT RIGHTS HELD BY THIRD PARTIES, ITS ABILITY TO OBTAIN ADDITIONAL FUNDING (INCLUDING THE ABILITY TO ACCESS THE ABBOTT LINES OF CREDIT), ITS ABILITY TO OBTAIN PATENT PROTECTION AND REQUIRED REGULATORY APPROVALS FOR ITS DRUG CANDIDATES, THE DEVELOPMENT OF COMPETITIVE PRODUCTS BY OTHERS, THE COST OF COACTIVE THERAPY AND THE EXTENT TO WHICH COACTIVE THERAPY ACHIEVES MARKET

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      Triange Pharmaceuticals Reports Financial Results for Second Quarter 2002
                                                                August 13, 2002
                                                                         Page 3

ACCEPTANCE, THE COMPANY'S SUCCESS IN IDENTIFYING NEW DRUG CANDIDATES, ACQUIRING RIGHTS TO THE CANDIDATES ON FAVORABLE TERMS AND DEVELOPING ANY CANDIDATES TO WHICH THE COMPANY ACQUIRES ANY RIGHTS, AND THAT THE COMPANY'S COLLABORATIONS WITH THIRD PARTIES MAY NOT PROVE SUCCESSFUL. THESE AND OTHER RISKS ARE DISCUSSED IN DETAIL FROM TIME TO TIME IN THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION. AS A RESULT OF THESE AND OTHER RISKS AND UNCERTAINTIES, ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE PREDICTED IN THIS PRESS RELEASE. THE COMPANY DISCLAIMS ANY OBLIGATIONS TO UPDATE ANY FORWARD-LOOKING STATEMENTS IN THIS PRESS RELEASE.

                           - FINANCIAL CHART FOLLOWS -

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      Triange Pharmaceuticals Reports Financial Results for Second Quarter 2002
                                                                August 13, 2002
                                                                         Page 4

                         TRIANGLE PHARMACEUTICALS, INC.
                          (A Development Stage Company)

               CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                   (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                  (UNAUDITED)

                                            THREE MONTHS ENDED       SIX MONTHS ENDED
                                                 JUNE 30,                JUNE 30,
                                         ---------------------  --------------------
                                             2002       2001         2002        2001
                                         ---------- ----------  ---------- ---------
Total revenues                           $  1,035   $  1,744     $  2,070    $  3,489

Operating expenses:
   License fees                               109        858          218       1,953
   Development                             14,808     20,798       26,771      42,638
   Selling, general and administrative      1,612      2,251        3,015       4,959
                                         --------   --------     --------    --------
      Total operating expenses             16,529     23,907       30,004      49,550
                                         --------   --------     --------    --------
Loss from operations                      (15,494)   (22,163)     (27,934)    (46,061)
Gain (Loss) on investments, net                 2       (13)            5          67
Interest income, net                          558      1,013        1,209       1,973
Other income                                   --         --       10,000          --
                                         --------   --------     --------    --------
Net loss                                 $(14,934)  $(21,163)    $(16,720)   $(44,021)
                                         ========   ========     ========    ========
Basic and diluted net loss
   per common share                      $  (0.19)  $  (0.45)    $  (0.22)   $  (0.99)
                                         ========   ========     ========    ========

Shares used in computing basic and
   diluted net loss per common share       76,855     47,331       76,846      44,326
                                         ========   ========     ========    ========

               SELECTED CONSOLIDATED BALANCE SHEET INFORMATION
                                 (IN THOUSANDS)

                                           JUNE 30, 2002        DECEMBER 31, 2001
                                           -------------        -----------------
                                            (UNAUDITED)
Cash, cash equivalents and investments        $82,190              $108,155
Working capital                                48,797                54,148
Total assets                                   87,215               114,165
Total stockholders' equity                     47,245                63,953
Shares of common stock outstanding             76,862                76,829